   As filed with the Securities and Exchange Commission on November 30, 1998

                                                        Exhibit Index on Page 4


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported): November 12, 1998


Commission File Number: 000-22685


                               VORNADO REALTY L.P.
             (Exact name of registrant as specified in its charter)



                  DELAWARE                                    13-3925979
(State or other jurisdiction of incorporation)            (I.R.S. employer
                                                        identification number)



PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY                07663
         (Address of principal executive offices)             (Zip Code)





                                 (201) 587-1000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

ITEMS 1 - 4.  NOT APPLICABLE.

ITEM 5.  OTHER EVENTS.

ISSUANCE OF SERIES D-1 PREFERRED UNITS BY VORNADO REALTY L.P.

            On November 12, 1998, Vornado Realty L.P., a Delaware limited partnership through which Vornado Realty Trust conducts its business (the "Operating Partnership"), sold $60 million of Series D-1 Preferred Units of limited partnership interest in the Operating Partnership (the "Series D-1 Preferred Units") to an institutional investor in a private placement, resulting in net proceeds of approximately $58.5 million. The Series D-1 Preferred Units are perpetual and may be redeemed without penalty in whole or in part by the Operating Partnership at any time on or after November 12, 2003 for cash equal to $25 per Series D-1 Preferred Unit and any accumulated and unpaid distributions owing in respect of the Series D-1 Preferred Units being redeemed. At any time on or after November 12, 2008, or earlier upon the occurrence of certain events, holders of Series D-1 Preferred Units will have the right to have their Series D-1 Preferred Units redeemed by the Operating Partnership for
(i) cash equal to $25 for each Series D-1 Preferred Unit and any accumulated and unpaid distributions owing in respect of the Series D-1 Preferred Units being redeemed or (ii) at the option of Vornado Realty Trust, one Series D-1 8.5% Cumulative Redeemable Preferred Share of Beneficial Interest, no par value (the "Series D-1 Preferred Shares"), of Vornado Realty Trust for each Series D-1 Preferred Unit redeemed. The Series D-1 Preferred Shares will be perpetual and will be redeemable at the option of Vornado Realty Trust at any time on and after November 12, 2003 for cash equal to $25 per Series D-1 Preferred Share plus dividends accumulated and unpaid prior to the date of redemption. No Series D-1 Preferred Shares are now outstanding. Vornado Realty Trust and the purchaser of the Series D-1 Preferred Units have entered into a registration rights agreement with respect to the Series D-1 Preferred Shares that may be issued upon redemption of Series D-1 Preferred Units.

ITEM 6.  NOT APPLICABLE.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      The following exhibits are furnished in accordance with the provisions of
Item 601 of Regulation S-K:



Exhibit No.              Description
-----------              -----------


3.1 Articles Supplementary to Declaration of Trust of Vornado Realty Trust with respect to the Series D-1 Preferred Shares



3.2 Third Amendment to Second Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of November

                 12, 1998

  99.1           Press Release of Vornado Realty Trust, dated November 12, 1998


ITEMS 8 AND 9.  NOT APPLICABLE.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      VORNADO REALTY L.P.
                                         (Registrant)

                                  By: Vornado Realty Trust,
                                       as general partner

                                  By: /s/ Irwin Goldberg
                                     --------------------------------
                                      Name: Irwin Goldberg
                                      Title:  Vice President,
                                              Chief Financial Officer


Date:  November 30, 1998

                                Index to Exhibits




Exhibit No.       Description
-----------       -----------



3.1 Articles Supplementary to Declaration of Trust of Vornado Realty Trust with respect to the Series D-1 Preferred Shares



3.2               Third Amendment to Second Amended and Restated
                  Agreement of Limited Partnership of Vornado Realty L.P., dated as of November 12, 1998

99.1              Press Release of Vornado Realty Trust, dated November 12, 1998